EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-223732 and 333-217280) of our reports dated March 15, 2019, with respect to the consolidated financial statements of Yext, Inc. and the effectiveness of internal control over financial reporting of Yext, Inc., included in this Annual Report (Form 10-K) of Yext, Inc. for the year ended January 31, 2019.

/s/ Ernst & Young LLP
New York, New York
March 15, 2019

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